Exhibit 10.14

INDEMNIFICATION AGREEMENT

THIS AGREEMENT dated                         , 200     , for reference purposes, is entered into between Greater Bay Bancorp, a California corporation (“Bancorp”), and                              (“Indemnitee”), with reference to the following facts.

RECITALS:

A. Bancorp believes that it is essential to its best interests to attract and retain highly capable persons to serve as executive officers of Bancorp.

B. Indemnitee has been selected to be an executive officer of Bancorp.

C. Bancorp and Indemnitee recognize the increased risk of litigation and other claims being asserted against officers of corporations.

D. In recognition of Indemnitee’s need for substantial protection against personal liability, in order to enhance Indemnitee’s service to Bancorp, and in order to induce Indemnitee to provide services to Bancorp as an executive officer, Bancorp wishes to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee to the fullest extent permitted by law as set forth in this Agreement, and to the extent applicable insurance is maintained, for the coverage of Indemnitee under Bancorp’s policies of directors’ and officers’ liability insurance.

IN CONSIDERATION of the foregoing and of Indemnitee’s services to Bancorp directly or, at its request, with another enterprise, the parties agree as follows:

Section 1. Definitions

(a) Board: the Board of Directors of Bancorp.

(b) Change in Control: a state of affairs that shall be deemed to have occurred if:

(i) any person is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), directly or indirectly, of securities representing 20 percent or more of the total voting power of Bancorp’s then-outstanding voting securities; or

(ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director whose election by the Board or nomination for election by Bancorp’s shareholders was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of the two-year period, or whose election or nomination was previously so approved, cease for any reason to constitute a majority of the Board; or

(iii) the shareholders of Bancorp approve a merger or consolidation of Bancorp with any other corporation, other than a merger or consolidation that would result in the voting securities of Bancorp outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80 percent of the total voting power represented by the voting securities of Bancorp or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) the shareholders of Bancorp approve a plan of complete liquidation of Bancorp, or an agreement for the sale or disposition by Bancorp (whether in one transaction or a series of transactions) of all or substantially all of Bancorp’s assets.

(c) Expenses:

(i) Any expense, liability, damages or loss, including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement;

(ii) any interest, assessments, or other charges imposed on any of the items in part (i) of this subsection (c); and

(iii) any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event.

(d) Indemnifiable Event: any event or occurrence that takes place either before or after the execution of this Agreement and that is related to

(i) the fact that Indemnitee is or was a director or an officer of Bancorp or any of its subsidiaries or while a director or officer is or was serving at the request of Bancorp as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of Bancorp or another enterprise at the request of such predecessor corporation, or

(ii) anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is an alleged action in an official capacity as a director, officer, employee, or agent, or in any other capacity while serving as a director, officer, employee, or agent of Bancorp, as described in this subsection (d).

(e) Independent Counsel: the person or body appointed in connection with section 3.

(f) Person: “person” (as that term is used in sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of Bancorp acting in such capacity, or a corporation owned directly or indirectly by the shareholders of Bancorp in substantially the same proportions as their ownership of shares of Bancorp at the date of this Agreement.

(g) Participant: a person who is a party to, or witness or other participant (including on appeal) in, a Proceeding.

(h) Potential Change in Control: a state of affairs that shall be deemed to exist if:

(i) Bancorp enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; or

(ii) any Person (including Bancorp) announces publicly an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control; or

(iii) any Person who is or becomes the beneficial owner, directly or indirectly, of securities of Bancorp representing 10 percent or more of the combined voting power of Bancorp’s then-outstanding voting securities , increases his or her beneficial ownership of such securities by 5 percent or more over the percentage owned by such Person on the date of this Agreement; or

(iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(i) Proceeding: any threatened, pending, or completed action, suit, or proceeding, or any inquiry, hearing, or investigation, whether conducted by Bancorp or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

(j) Reviewing Party: the person or body appointed in accordance with section 3.

(k) Voting Securities: any securities of Bancorp that have the right to vote generally in the election of directors.

Section 2. Agreement to Indemnify

(a) General Agreement. In the event Indemnitee was, is, or becomes a Participant in, or is threatened to be made a Participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, Bancorp shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits Bancorp to provide broader indemnification rights than were permitted prior to that amendment or interpretation). The parties to this Agreement intend that this Agreement shall provide for indemnification in excess of that expressly permitted by the California Corporations Code, including, without limitation, any indemnification provided by Bancorp’s articles of incorporation, its bylaws, a vote of its shareholders or disinterested directors, or applicable law. Without limiting the generality of the foregoing, in a Proceeding initiated by a third party, or by or in the right of Bancorp, the Indemnitee shall be entitled to indemnification if the Indemnitee acted in a manner he or she did not believe to be contrary to the best interests of Bancorp. In addition, in any proceeding initiated by or in the right of Bancorp which is settled with respect to the Indemnitee, Bancorp shall indemnify the Indemnitee against any and all Expenses if the Indemnitee met the standards of conduct set forth in the sentence immediately above, and court approval of such indemnification will not be required.

(b) Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to Indemnification under this Agreement in connection with any Proceeding initiated by Indemnitee against Bancorp or any director or officer of Bancorp unless:

(i) Bancorp has joined in or the Board has consented to the initiation of such Proceeding;

(ii) the Proceeding is one to enforce indemnification rights under section 5; or

(iii) the Proceeding is instituted after a Change in Control and Independent Counsel has approved its initiation.

(c) Expense Advances. If so requested by Indemnitee, Bancorp shall, within ten business days of such request, advance all Expenses to Indemnitee (an “Expense Advance”). Notwithstanding the foregoing, to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, Bancorp shall be entitled to be reimbursed by Indemnitee for all such amounts, and Indemnitee hereby agrees to reimburse Bancorp promptly for the same. If Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, as provided in section 4, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding, and Indemnitee shall not be required to reimburse Bancorp for any Expense Advance until a final judicial determination is made with respect thereto and all rights of appeal therefrom have been exhausted or have lapsed. Indemnitee’s obligations to reimburse Bancorp for Expense Advances shall be unsecured and no interest shall be charged thereon.

(d) Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter in such Proceeding, Indemnitee shall be indemnified against all Expenses incurred in connection with that Proceeding.

(e) Partial Indemnification. The Indemnitee also shall be entitled to indemnification by Bancorp for a portion of Expenses of Indemnitee is not entitled to full indemnification under any applicable law.

(f) Prohibited Indemnification. No indemnification under this Agreement shall be paid by Bancorp (except to the extent it is provided from policies of insurance carried by Bancorp) on account of any Proceeding (i) in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of Bancorp under the provisions of section 16(b) of the Exchange Act, or similar provisions of any federal, state or local laws, or (ii) if Bancorp is expressly prohibited from making payments under this Agreement pursuant to any applicable federal or state statutes, or any rules or regulations adopted by any federal or state governmental agency which has the power to regulate Bancorp’s business.

Section 3. Reviewing Party

Before any Change in Control, the Reviewing Party shall be any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the Proceeding for which Indemnitee is seeking indemnification; after a Change in Control, the Reviewing Party shall be the Independent Counsel. On all matters arising after a Change in Control (other than a Change in Control approved by a majority of the directors of the Board who were directors immediately before such a Change in Control) concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement, any other agreement, applicable law, or Bancorp’s articles of incorporation or bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, Bancorp shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by Bancorp (which approval shall not be unreasonably withheld), and who has not otherwise performed services for Bancorp or the Indemnitee (other than in connection with indemnification matters) within the previous five years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either Bancorp or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render a written opinion to Bancorp and Indemnitee on whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. Bancorp agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all Expenses, including attorneys’ fees, claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel under this Agreement.

Section 4. Indemnification Process and Appeal

(a) Indemnification Payment. Indemnitee shall receive indemnification of Expenses from Bancorp in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on Bancorp for indemnification, unless the Reviewing Party has given a written opinion to Bancorp that Indemnitee is not entitled to indemnification under this Agreement or applicable law.

(b) Suit to Enforce Rights. Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification within 30 days after making a demand in accordance with section 4(a), Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court in the State of California seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. Bancorp hereby consents to service of process and to appear in any such Proceeding. Any determination by the Reviewing Party not challenged by the Indemnitee shall be binding on Bancorp and Indemnitee. The remedy provided for in this section 4 shall be in addition to any other remedies available to Indemnitee in law or equity.

(c) Defense to Indemnification, Burden of Proof and Presumptions. It shall be a defense to any action brought by Indemnitee against Bancorp to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition) that it is not permissible, under this Agreement or applicable law, for Bancorp to indemnify Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise on whether Indemnitee is entitled to be indemnified under this Agreement, the burden of proving such a defense or determination shall be on Bancorp. Neither the failure of the Reviewing Party or Bancorp (including its Board, independent legal counsel, or its shareholders) to have made a determination before the commencement of such action by Indemnitee that indemnification is proper under the circumstances because the Indemnitee has met the standard of conduct set forth in this Agreement or under applicable law, as the case may be, nor an actual determination by the Reviewing Party or Bancorp (including its Board, independent legal counsel, or its shareholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or on a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

Section 5. Indemnification for Expenses Incurred in Enforcing Rights

Bancorp shall indemnify Indemnitee against any and all Expenses incurred by the Indemnitee in enforcing his or her rights under this Agreement. If requested by Indemnitee, Bancorp shall, within ten business days of such request, advance to Indemnitee such Expenses as are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for:

(a) indemnification of Indemnitee by Bancorp under this Agreement, or any other agreement, or under applicable law, or Bancorp’s articles of incorporation or bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, and/or

(b) recovery under directors’ and officers’ liability insurance policies maintained by Bancorp, for amounts paid in settlement if the Independent Counsel has approved the settlement.

Bancorp shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither Bancorp nor the Indemnitee will unreasonably withhold its consent to any proposed settlement. Bancorp shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if Bancorp was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; however, Bancorp’s liability under this Agreement shall not be excused if participation in the Proceeding by Bancorp was barred by this Agreement.

Section 6. Establishment of Trust

In the event of a Change in Control or a Potential Change in Control, Bancorp shall, on written request by Indemnitee, create a trust for the benefit of the Indemnitee (the “Trust”) and from time to time on written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding relating to an Indemnifiable Event. The amount or amounts to be deposited in the Trust under the foregoing funding obligation shall be determined by the Reviewing Party. The terms of the Trust shall provide that on a Change in Control:

(a) The Trust shall not be revoked or the principal invaded without the written consent of the Indemnitee.

(b) The Trustee shall advance, within ten business days of a request by Indemnitee, all Expenses to the Indemnitee (provided that the Indemnitee hereby agrees to reimburse the Trust under the same circumstances for which the Indemnitee would be required to reimburse Bancorp under section 2(c) of this Agreement).

(c) The Trust shall continue to be funded by Bancorp in accordance with the funding obligation set forth in this section 6.

(d) The Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification under this Agreement or otherwise.

(e) All unexpended funds in the Trust shall revert to Bancorp on a final determination by the Reviewing Party or a court of competent jurisdiction that the Indemnitee has been fully indemnified under the terms of this Agreement.

The Trustee shall be chosen by the Indemnitee subject to the approval of the Reviewing Party. Nothing in this section 6 shall relieve Bancorp of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by Bancorp for federal, state, local and foreign tax purposes. Bancorp shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all Expenses, including attorneys’ fees, claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

Section 7. Notification and Defense of Claim

Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding against Indemnitee for which Indemnitee will seek indemnification under this Agreement, Indemnitee will notify Bancorp of the commencement thereof; but the omission to so notify Bancorp will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any Proceeding as to which Indemnitee so notifies Bancorp:

(a) Bancorp will be entitled to participate in the Proceeding at its own expense.

(b) Except as otherwise provided below, to the extent that it may wish, Bancorp jointly with any other indemnifying party similarly notified, will be entitled, provided it is advancing to Indemnitee all of the costs and expenses required under this Agreement, to assume the defense of the Proceeding with counsel satisfactory to Indemnitee. After notice from Bancorp to Indemnitee of its election to assume the defense of the Proceeding, Bancorp will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with such defense other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his or her counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from Bancorp of its assumption of such defense shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by Bancorp, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Bancorp and Indemnitee in the conduct of the defense of the proceeding or (iii) Bancorp shall not, in fact, have employed counsel to assume the defense of the Proceeding, in each of which cases the fees and expenses of counsel shall be at the expense of Bancorp. Bancorp shall not be entitled to assume the defense of any Proceeding brought by or on behalf of Bancorp or as to which Indemnitee shall have made the conclusion provided for in (ii) above.

(c) Bancorp shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding without Bancorp’s written consent. Bancorp shall not settle any action or claim in any manner, which would impose any obligation or limitation on Indemnitee without Indemnitee’s written consent. Neither Bancorp nor Indemnitee will unreasonably withhold its/his/her consent to any proposed settlement.

Section 8. Nonexclusivity

The rights of Indemnitee under this Agreement shall be in addition to any other rights Indemnitee may have under Bancorp’s articles of incorporation, bylaws, applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under Bancorp’s articles of incorporation, bylaws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits afforded by such change.

Section 9. Liability Insurance

Bancorp will purchase and maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policy or policies of directors and officers liability insurance provided that Bancorp shall not be required to purchase and maintain the same if such insurance is not reasonably available or if in the reasonable business judgment of the then directors of Bancorp the cost for such insurance is substantially disproportionate to the coverage provided or the coverage provided is so limited by exclusions that the benefits provided by such insurance are insufficient.

Bancorp agrees that the provisions hereof shall remain in effect regardless of whether directors and officers liability insurance or other insurance coverage is at any time obtained or retained by Bancorp and that any benefits granted to Indemnitee hereunder shall be in addition to any indemnification benefits provided to Indemnitee by any entity other than Bancorp; except that any payments made under an insurance policy or from any other source shall reduce the obligations of Bancorp hereunder.

Section 10. Period of Limitations

No legal action shall be brought, and no cause of action shall be asserted, by or on behalf of Bancorp or any affiliate of Bancorp against Indemnitee, Indemnitee’s spouse, heirs, executors, or personal or legal representatives, after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances. Any claim or cause of action of Bancorp or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, that if any shorter period of limitations is otherwise applicable to any such cause of action, this shorter period shall govern.

Section 11. Amendment of this Agreement

No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties to it. No waiver of any of the provisions of this Agreement shall operate was a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided in this Agreement, no failure to exercise or delay in exercising any right or remedy under it shall constitute a waiver of the right or remedy.

Section 12. Indemnification of Spouse

Bancorp further agrees to indemnify Indemnitee’s spouse to whom Indemnitee is legally married at any time he or she is covered under the indemnification provided herein (even if Indemnitee does not remain married to such spouse during the entire period of coverage) against third party actions, suits or proceedings or direct or derivative actions or suits for the same period, to the same extent and subject to the same standards, limitations, obligations and conditions provided Indemnification in the event his or her spouse (or former spouse) becomes involved in an action, suit or proceeding solely by reason of such spouse’s status as Indemnitee’s spouse, including without limitation, any action, suit or proceeding that seeks damages recoverable from marital community property, jointly-owned property or property purported to have been transferred from Indemnitee to his or her spouse (or former spouse). Indemnitee’s spouse or former spouse may also be entitled to advancement of expenses to the same extent hereunder, and Bancorp may maintain insurance to cover its obligation hereunder with respect to Indemnitee’s spouse (or former spouse) or set aside assets in a trust or escrow fund for such purpose.

Section 13. No Duplication of Payments

Bancorp shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, bylaw, or otherwise) of the amounts otherwise indemnifiable under this Agreement.

Section 14. Binding Effect

This Agreement shall be binding on and inure to the benefit of and be enforceable by the parties to it and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of Bancorp’s business or assets or both), assigns, spouses, heirs, and personal and legal representatives. Bancorp shall require and cause any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of Bancorp’s business or assets or both, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Bancorp would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue for Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any proceeding.

Section 15. Severabilitity

If any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

Section 16. Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

Section 17. Notices

All notices, demands, and other communications required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if delivered by hand against receipt, or mailed, first class postage prepaid, certified or registered mail; return receipt requested and addressed to Bancorp at:

1900 University Avenue, 6th Floor East Palo Alto, CA 94303

and to Indemnitee at:

Notice of change of address shall be effective only when given in accordance with this section. All notices complying with this section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

GREATER BAY BANCORP	INDEMNITEE

By: